                                                                    EXHIBIT 12.1

                          CHINA MOBILE (HONG KONG) LTD
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                             PREPARED UNDER US GAAP
                             (RENMINBI IN MILLIONS)

                                                                                                                Six months
                                                                   Year ended December 31,                    ended June 30,
                                                    -------------------------------------------------------   --------------
                                                    1995        1996        1997        1998        1999          2000
                                                    -------------------------------------------------------   --------------
     Profit before
         taxes and minority interest                 6,464       7,411       9,571       13,548      11,482      11,690

     Fixed charges:
         Interest expenses                              46          33         119          142         396         307
         Interest capitalized                          149         181         187          315         210          89
         Representative
            interest in rental expense                  32          59         100          161         218         142
                                                    -------------------------------------------------------   --------------

(1)  Total fixed charges (B)                          227          273         406          618         824         538
                                                    -------------------------------------------------------   --------------
(2)  Less: fixed charges capitalized                 (149)        (181)       (187)        (315)       (210)        (89)
                                                    -------------------------------------------------------   --------------
                                      (1)-(2)          78           92         219          303         614         449

     Earnings before                                -------------------------------------------------------   --------------
         taxes and fixed charges (A)                6,542        7,503       9,790       13,851      12,096      12,139
                                                    =======================================================   ==============

     Ratio of earnings                              -------------------------------------------------------   --------------
         to fixed charges (A)/(B)                    28.8         27.5        24.1         22.4        14.7        22.6
                                                    =======================================================   ==============

                          CHINA MOBILE (HONG KONG) LTD
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                             PREPARED UNDER HK GAAP
                             (RENMINBI IN MILLIONS)


                                                                                                      Six months
                                                                Year ended December 31,             ended June 30,
                                              ---------------------------------------------------   --------------
                                                1995       1996       1997       1998       1999         2000
                                              ---------------------------------------------------   --------------
     Profit before taxes and
       minority interest                       4,954      4,941     5,953      9,387      6,444         12,742

     Fixed charges:
       Interest expenses                          89        167       175        160        343            335
       Interest capitalized                      106         47       112        147        143             61
       Representative interest in
         rental expense                           21         41        76        100        180            142

                                              ---------------------------------------------------   --------------
(1)  Total fixed charges (B)                     216        255       363        407        666            538
                                              ---------------------------------------------------   --------------
(2)  Less: fixed charges capitalized            (106)       (47)     (112)      (147)      (143)           (61)
                                              ---------------------------------------------------   --------------
                                    (1)-(2)      110        208       251        260        523            477

    Earnings before taxes                     ---------------------------------------------------   --------------
      and fixed charges (A)                    5,064      5,149     6,204      9,647      6,967         13,219
                                              ===================================================   ==============

    Ratio of earnings to                      ---------------------------------------------------   --------------
      fixed charges (A)/(B)                     23.5       20.2      17.1       23.7       10.5           24.6
                                              ===================================================   ==============